For Further Information:

Big Dog Holdings, Inc.
121 Gray Avenue
Santa Barbara, California 93101
www.bigdogs.com
CONTACT:
Liz Gates
Investor Information
(805) 963-8727, extension 1216

For Immediate Release:
November 6, 2003


           Big Dog Holdings, Inc. Announces Third Quarter 2003 Results

Santa Barbara, California -November 6, 2003... Big Dog Holdings, Inc. (NASDAQ: BDOG; www.bigdogs.com), a developer, marketer and retailer of branded, lifestyle consumer products, today reported the financial results for the third quarter ended September 30, 2003.

Results for the Quarter Ended September 30, 2003

Net sales were $29.5 million for the third quarter 2003 as compared with $30.1 million for third quarter 2002.The decrease in sales resulted from the closing of several of the CompanY's unprofitable stores. Comparative stores sales increased slightly by 0.2% for the quarter. Gross margin for the third quarter decreased to 57.1%, as compared with 57.8% for the same period last year. Net income increased to $1.9 million, as compared with $1.7 million for the third quarter 2002, and earnings per share increased to $.24, as compared with $.21 for the third quarter last year. The increase in net income was a result of a decrease in operating expenses, relating primarily to the closure of unprofitable stores.

Commenting on the results, CEO Andrew Feshbach stated, "The third quarter began with slower store sales and consumer traffic through July. Similar with other retailers, we experienced a general increase in our business during the summer and this trend has continued into the fourth quarter. We believe we are well positioned for a solid holiday selling season.

Big Dog Holdings, Inc. develops, markets and retails a branded, lifestyle collection of unique, high-quality, popular-priced consumer products, including activewear, casual sportswear, accessories and gifts. The BIG DOGS brand image is one of quality, fun and a sense of humor. The BIG DOGS brand is designed to appeal to people of all ages and demographics, particularly baby boomers and their kids, big and tall customers, and pet owners. In addition to its 198 retail stores at September 30, 2003, Big Dogs markets its products through its catalog, better wholesale accounts and Internet sales.

Safe Harbor Statement Under the Private Securities Litigation Act 1995-
With the exception of historical information, the matters discussed in this press release are forward looking statements that involve a number of risks and uncertainties. Further information on the Company's risk factors is contained in the Companys quarterly and annual reports as filed with the Securities and Exchange Commission.

                     BIG DOG HOLDINGS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                     September 30,
                                               ----------------------------
                                                    2003          2002
                                               ------------   -------------
                                     ASSETS
CURRENT ASSETS:
Cash and cash equivalents                      $   576,000    $   851,000
Receivables, net                                   257,000        379,000
Inventories                                     33,319,000     32,510,000
Prepaid expenses and other current assets        1,238,000      1,607,000
Deferred income taxes                            1,928,000      2,001,000
                                                ----------     ----------
  Total current assets                          37,318,000     37,348,000
PROPERTY AND EQUIPMENT, Net                      4,404,000      5,616,000
INTANGIBLE ASSETS, Net                             115,000        133,000
OTHER ASSETS                                       285,000        336,000
                                                ----------    -----------
  TOTAL                                        $42,122,000    $43,433,000
                                               -----------    -----------
                                               -----------    -----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings                           $ 2,873,000    $5,323,000
Accounts payable                                  4,397,000     5,974,000
Income taxes payable                                  -            91,000
Accrued expenses and other current liabilities    2,579,000     2,614,000
                                                 ----------    ----------
  Total Current Liabilities                       9,849,000    14,002,000
DEFERRED RENT                                       627,000       752,000
DEFERRED GAIN ON SALE-LEASEBACK                     314,000       367,000
  Total liabilities                              10,790,000    15,121,000
STOCKHOLDERS' EQUITY                             31,332,000    28,312,000
                                                 ----------    ----------
  TOTAL                                         $42,122,000   $43,433,000
                                                -----------   -----------
                                                -----------   -----------

                     BIG DOG HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                        Three Months Ended                 Nine Months Ended
                                          September 30,                      September 30,
                                     --------------------------        -------------------------
                                        2003           2002                2003         2002
                                     --------------------------        -------------------------
NET SALES                            $29,487,000    $30,114,000        $69,049,000   $73,423,000
COST OF GOODS SOLD                    12,658,000     12,697,000         29,899,000    31,732,000
                                     -----------    -----------        -----------   -----------
GROSS PROFIT                          16,829,000     17,417,000         39,150,000    41,691,000
                                     -----------    -----------        -----------   -----------
OPERATING EXPENSES:
 Selling, marketing and ditribution   12,390,000     13,117,000         35,584,000    37,295,000
 General and administrative            1,189,000      1,289,000          3,723,000     3,740,000
                                     -----------    -----------        -----------   -----------
  Total operating expenses            13,579,000     14,406,000         39,307,000    41,035,000
INCOME (LOSS) FROM OPERATIONS          3,250,000      3,011,000           (157,000)      656,000
INTEREST INCOME                           -          (1,949,000)            (1,000)   (1,949,000)
INTEREST EXPENSE                          75,000      2,137,000            240,000     2,368,000
                                     -----------    -----------        -----------   -----------
INCOME(LOSS)BEFORE PROVISION
 (BENEFIT)FOR INCOME TAXES             3,175,000      2,823,000           (396,000)      237,000
PROVISION(BENEFIT)FOR INCOME TAXES     1,228,000      1,087,000           (151,000)       91,000
                                     -----------    -----------        -----------   -----------
NET INCOME(LOSS)                      $1,947,000     $1,736,000         $ (245,000)    $ 146,000
                                     -----------    -----------        -----------   -----------
                                     -----------    -----------        -----------   -----------
NET INCOME(LOSS)PER SHARE
 BASIC AND DILUTED                   $      0.24     $     0.21         $    (0.03)    $    0.02
                                     -----------    -----------        -----------   -----------
                                     -----------    -----------        -----------   -----------

WEIGHTED AVERAGE SHARES OUTSTANDING:

BASIC                                  8,264,000      8,393,000          8,328,000     8,415,000
                                     -----------    -----------        -----------    ----------
                                     -----------    -----------        -----------    ----------
DILUTED                                8,265,000      8,393,000          8,328,000     8,415,000
                                     -----------    -----------        -----------    ----------
                                     -----------    -----------        -----------    ----------